QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of The Titan Corporation of our report dated April 14, 2000 relating to the consolidated financial statements (not presented separately therein) of Jaymark, Inc. (predecessor to Jaycor, Inc.), which appears in the Current Report on Form 8-K of The Titan Corporation filed on March 26, 2002 and in the Current Report on Form 8-K/A of the Titan Corporation filed February 7, 2002.

/s/ PRICEWATERHOUSECOOPERS LLP

San Diego, California
March 10, 2003

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS